Exhibit 99.1

Geeknet Appoints Julie Pangelinan As  CFO

FAIRFAX, Va., July. 9, 2013 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailer ThinkGeek.com, today announced the appointment of Julie Pangelinan as Chief Financial Officer, effective August 12, 2013.

Pangelinan brings over 25 years of operations and financial experience to Geeknet, most recently as Chief Financial Officer of Interstate Hotels and Resorts, Inc. and Sunrise Senior Living, Inc.

“I am pleased to announce the appointment of Julie Pangelinan to the role of CFO,” said Katy McCarthy, Chief Executive Officer of Geeknet.  “We are impressed with Julie’s public company CFO experience as well as her previous roles leading successful business transformations. Her dynamic leadership mixed with her strong financial background will be a tremendous asset to the company as we execute our vision of being the #1 destination in the galaxy for smart products. Julie joins the strong leadership team that we have put in place to drive future growth while continuing to delight our loyal ThinkGeek community.”

During her tenure at Interstate Hotels and Resorts, Inc., Pangelinan led the finance team during a period of significant growth in profitability.  At Sunrise Senior Living, Inc. Pangelinan was hired to strengthen the accounting organization and was a key member responsible for restructuring the company.  Prior to joining Sunrise, Pangelinan worked for Marriott International, Inc. as vice president, accounting policy, where she was responsible for providing proactive leadership on accounting policy for business transactions and deal structures, as well as managing all external financial reporting.

“Geeknet is a unique and valuable asset with a large market opportunity,” said Pangelinan. “I am extremely excited and proud to be joining the fantastic management team at Geeknet as we work together to grow a world-class e-commerce site. I look forward to being an integral part of the company’s success.”

About Geeknet, Inc.

ThinkGeek, a wholly owned subsidiary of Geeknet, Inc. (NASDAQ: GKNT), is the premier retailer for the global geek community. Since 1999, ThinkGeek has sought to provide tech, gadget, and toy-obsessed communities with all the things geeks crave. ThinkGeek was founded to serve the distinct needs and interests of technology professionals and enthusiasts and today has grown to become the first choice for innovative and imaginative products that appeal to the geek in everyone. Want to learn more? Check out thinkgeek.com  or geek.net.

NOTE REGARDING FORWARD-LOOKING STATEMENTS:  This press release contains forward-looking statements. These statements are based on our current expectations and involve risks and uncertainties. Such statements include, but are not limited to, those relating to our expectations and beliefs regarding the Company’s growth prospects and the ability of our new management team to effectively manage our business.  Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: popularity and demand for our retail products; management's strategy, plans and objectives for future operations; employee relations and our ability to attract and retain highly qualified personnel; our ability to continue to invest in developing new products; competition, competitors and our ability to compete; liquidity and capital resources; the outcome of any litigation to which we are a party; our accounting policies; and sufficiency of our cash resources and investments to meet our operating and working capital requirements. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2012, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

GKNT – F

SOURCE Geeknet, Inc.